Exhibit 10.6

WAIVER

WAIVER (this “Waiver”) dated as of November 14, 2018, is entered into by and between Dell Technologies Inc., a Delaware corporation (“Diamond”), and VMware, Inc., a Delaware corporation and a majority-owned subsidiary of Diamond (the “Company”), pursuant to that certain Letter Agreement, dated July 1, 2018 (the “Letter Agreement”), by and between Diamond and the Company. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Letter Agreement.

W I T N E S S E T H:

WHEREAS, Diamond and Teton Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Diamond (“Merger Sub”), have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 1, 2018, pursuant to which, among other things, Merger Sub will merge with and into Diamond (the “Merger”), with Diamond being the surviving corporation of such Merger;

WHEREAS, Diamond and Merger Sub desire to enter into that certain Amendment No. 1 to the Agreement and Plan of Merger, in the form attached hereto as Exhibit A (“Amendment No. 1”);

WHEREAS, pursuant to Section 4 of the Letter Agreement, (i) Diamond has agreed to use its reasonable best efforts to complete the Merger in accordance with the terms of the Merger Agreement and (ii) the Company has agreed that the Board of Directors of the Company (the “Board of Directors”) will not terminate, modify or rescind the resolutions relating to the declaration of the Special Dividend;

WHEREAS, pursuant to the penultimate paragraph of the Letter Agreement, Diamond and the Company have agreed that no provision of the Letter Agreement will be amended, modified or waived except by a written instrument signed by Diamond and the Company with the prior written approval of a special committee of the Board of Directors comprised solely of independent and disinterested directors (the “Special Committee”);

WHEREAS, Diamond desires, by executing and delivering this Waiver, to waive the provisions of the Letter Agreement that would otherwise restrict the ability of the Board of Directors to adopt resolutions reaffirming, in light of Amendment No. 1, its declaration of the Special Dividend, and other resolutions related thereto, including, without limitation, with respect to the record date and payment date for the Special Dividend (the “New Special Dividend Resolutions”);

WHEREAS, the Company desires, by executing and delivering this Waiver, to waive the provisions of the Letter Agreement that would otherwise restrict Diamond’s ability to execute, deliver and perform Amendment No. 1; and

WHEREAS, the Special Committee desires, by counter-signing this Waiver, to approve the Company’s entry into the Waiver.

NOW, THEREFORE, it is agreed:

1. Notwithstanding anything to the contrary contained in the Letter Agreement, the Company hereby waives only those provisions of the Letter Agreement that would otherwise restrict Diamond’s ability to execute, deliver and perform Amendment No. 1 (but such waiver does not apply to any other future amendments of the Merger Agreement), and agrees that references to “Merger Agreement” in the Letter Agreement shall hereinafter be deemed to be references to the Merger Agreement as amended by Amendment No. 1.

2. Notwithstanding anything to the contrary contained in the Letter Agreement, Diamond hereby waives only those provisions of the Letter Agreement that would otherwise restrict the Board of Directors from adopting the New Special Dividend Resolutions (but this waiver does not apply to any other future resolutions of the Board of Directors that would terminate, modify or rescind the resolutions relating to the declaration of the Special Dividend).

3. The provisions of the last paragraph of the Letter Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.

4. Except as waived hereby, the Letter Agreement shall remain in full force and effect.

[Signature page follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

DELL TECHNOLOGIES INC.

By:	/s/ Thomas W. Sweet
Name:	Thomas W. Sweet
Title:	Executive Vice President and
Chief Financial Officer

VMWARE, INC.

By:	/s/ Amy Fliegelman Olli
Name:	Amy Fliegelman Olli
Title:	General Counsel

[Signature Page to Waiver]

Approved by:

SPECIAL COMMITTEE OF THE VMWARE BOARD OF DIRECTORS

By:	/s/ Karen Dykstra
Name:	Karen Dykstra

By:	/s/ Paul Sagan
Name:	Paul Sagan